UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01.	Other Events.
     On January 26, 2009, Whiting Petroleum Corporation (referred to as “we,” “us,” or “our”) issued a press release announcing that we have commenced a public offering of 8,000,000 shares of our common stock. We will also grant the underwriters for the offering an option to purchase up to an additional 1,200,000 shares to cover over-allotments, if any. We are filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.
     Also on January 26, 2009, we filed with the Securities and Exchange Commission a preliminary prospectus supplement, dated January 26, 2009, to the prospectus dated May 8, 2006, filed as part of our Registration Statement on Form S-3 (Registration No. 333-133889) pursuant to which we are offering our shares of common stock. Certain information contained in the prospectus supplement with respect to our oil and natural gas reserves at December 31, 2008 is derived from the report of Cawley, Gillespie & Associates, Inc., an independent petroleum engineering consultant, on the authority of said firm as an expert in petroleum engineering. The Exhibit 23.3.1 filed hereto is filed as part of such Registration Statement and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

(23.3.1)	Consent of Cowley, Gillespie & Associates, Inc. (filed as part of Registration Statement No. 333-133889).

(99.1)	Press Release of Whiting Petroleum Corporation dated January 26, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: January 26, 2009	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(23.3.1)	Consent of Cowley, Gillespie & Associates, Inc. (filed as part of Registration Statement No. 333-133889).

(99.1)	Press Release of Whiting Petroleum Corporation dated January 26, 2009.